Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of [May 27, 2003] (the “Amendment Date”), is among K2 Inc. and each of its Subsidiaries party hereto, each of the lending institutions from time to time party hereto (such lending institutions, together with their respective successors and assigns, are referred to herein individually as a “Lender” and collectively as the “Lenders”), and Bank One, NA, a national banking association, as contractual representative for the Lenders (the “Agent”), and acting through its London branch as the “U.K. Security Trustee”.

RECITALS:

A. The Obligated Parties, the Lenders, and the Agent have entered into that certain Credit Agreement dated as of March 25, 2003 (the “Credit Agreement”) pursuant to which the Lenders have provided certain credit facilities to the Borrowers.

B. The Obligated Parties have requested that the Lenders amend certain provisions of the Credit Agreement as provided hereinbelow.

C. Subject to satisfaction of the conditions set forth herein, the Lenders are willing to amend the Credit Agreement as specifically provided herein.

NOW, THEREFORE, BE IT RESOLVED, THAT, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2

AMENDMENTS

Section 2.1 Amendment to Section 1.1 of the Credit Agreement. Effective as of the Amendment Date, Section 1.1 of the Credit Agreement is hereby amended to add thereto, in alphabetical order, the following new definitions which shall each read in its entirety as follows:

“2003 Convertible Notes” means that certain unsecured Indebtedness in an aggregate principal amount not in excess of $75,000,000 issued by the Parent the terms of which are reasonably determined by the Agent and the Borrowers to be substantially the same as the terms described in the draft of the Preliminary Offering Memorandum, dated [May 23, 2003], delivered to the Agent and the Lenders.

“Unused Commitment Fee Adjustment Amount” means, as of any date of determination, the percentage per annum rate corresponding to the “Quarterly Average Aggregate Outstanding Revolving Credit Exposure” specified below.

QUARTERLY AVERAGE AGGREGATE OUTSTANDING REVOLVING CREDIT EXPOSURE	UNUSED COMMITMENT FEE ADJUSTMENT AMOUNT
Greater than or equal to $75,000,000	0.00%
Less than $75,000,000, but greater than or equal to $45,000,000	0.25%
Less than $45,000,000	0.50%

As used in this definition, “Quarterly Average Aggregate Outstanding Revolving Credit Exposure” means, as of any date of determination, the daily average of the Aggregate Outstanding Revolving Credit Exposure for the immediately preceding three calendar months ending on March 31, June 30, September 30, and December 31 of a calendar year.

Section 2.2 Amendment to Section 2.10(a) of the Credit Agreement. Effective as of the Amendment Date, Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Unused Commitment Fee. Subject to Section 2.9, until termination of the Aggregate Revolving Commitment, the U.S. Borrowers agree to pay to the Agent, for the account of the Lenders ratably in accordance with their respective Revolving Pro Rata Shares, on each Payment Date from the Closing Date through and including the Facility Termination Date, an unused commitment fee (the “Unused Commitment Fee”) equal to (i) the Applicable Unused Commitment Fee Rate, plus, during the period from May 31, 2003 through and including June 1, 2004, the Unused Commitment Fee Adjustment Amount, multiplied by (ii) the daily Aggregate Unused Revolving Commitment. Subject to Section 2.9, the Unused Commitment Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed. For purposes of calculating the Unused Commitment Fee pursuant to this Section 2.10, any payment received by the Agent (if received prior to 12:00 noon (Chicago, Illinois time)) shall be deemed to be credited to the Borrowers’ account on the Business Day following the date such payment is received by the Agent.

Section 2.3 Amendment to Section 6.14 of the Credit Agreement. Effective as of the Amendment Date, Section 6.14 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (h), amending and restating clause (i) to read in its entirety as follows, and adding thereto, a new clause (j) which shall read in its entirety as follows:

(i) the 2003 Convertible Notes; and

(j) guaranties of Indebtedness permitted pursuant to clause (b) through clause (i) preceding.

Section 2.4 Amendment to Section 6.15 of the Credit Agreement. Effective as of the Amendment Date, clause (a) of Section 6.15 of the Credit Agreement is amended and restated in its entirety to read “(a) the Obligated Parties may enter into Contingent Obligations with respect to Indebtedness permitted pursuant to Section 6.14”.

Section 2.5 Amendment to Section 6.33 of the Credit Agreement. Effective as of the Amendment Date, Section 6.33 and restated to read in its entirety as follows:

Section 6.33 Amendments to Agreements. No Obligated Party will amend or terminate (a) the Rawlings Acquisition Agreement, (b) the Convertible Subordinated Debentures, other than in connection with the amendment and restatement thereof on [June 30, 2003], (c) the Securities Purchase Agreement entered into in connection with the Convertible Subordinated Debentures, or (d) any agreement, certificate, document, or instrument entered into or delivered in connection with any of the agreements referenced in clause (a) through clause (c) preceding, other than such agreements as required in connection with amendment and restatement of the Convertible Subordinated Debentures on [June 30, 2003].

Section 2.6 Amendment to Schedule 5.22 of the Credit Agreement. Effective as of the Closing Date, Schedule 5.22 of the Credit Agreement is amended and restated in its entirety to read as set forth in Schedule 5.22 of this Amendment.

ARTICLE 3

CONDITIONS

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent.

(a) The Agent shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to the Agent:

(i) this amendment, duly executed;

(ii) such additional documents, instruments, and information as the Agent may reasonably request to effect the transactions contemplated hereby;

(iii) a draft dated as of [May 23, 2003] of the Preliminary Offering Memorandum for the 2003 Convertible Notes certified by an Authorized Officer;

(iv) a certified copy of all agreements, certificates, documents, and instruments to be executed and delivered in connection with amendment and restatement of the Convertible Subordinated Debentures; and

(v) payment by the Borrowers of (A) an amendment fee, to the Agent for the benefit of the Lenders approving this Amendment in accordance with their Revolving Pro Rata Share, equal to $125,000 and (B) all costs and expenses

(including legal fees and expenses) owed to and/or incurred by the Agent in connection with the Credit Agreement or this Amendment.

(b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Agent.

(c) No Default or Event of Default shall be in existence after giving effect to this Amendment.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligated Party, the Agent, and each Lender agrees that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

Section 4.2 Representations and Warranties. Each Obligated Party hereby represents and warrants to the Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligated Party and will not violate such Obligated Party’s Organization Certificate or Management Agreement, (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, in all material respects, as if made again on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.

Section 4.3 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.

Section 4.4 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 4.5 Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

Section 4.6 Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Obligated Parties, the Agent, and the Lenders and their respective successors and assigns, except no Obligated Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Lenders or as otherwise may be permitted pursuant to Section 12.1 of the Credit Agreement.

Section 4.8 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart and a telecopy of any such executed signature page shall be valid as an original. This Amendment shall be effective when it has been executed by the Obligated Parties, the Agent, and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

Section 4.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.10 Entire Agreement. This Amendment embodies the entire agreement and understanding among the Obligated Parties, the Agent, the U.K. Security Trustee, and the Lenders relating to the subject matter hereof and supersedes all prior agreements and understandings among the Borrowers, the Agent, and the Lenders relating to the subject matter hereof.

Section 4.11 Consent of Term Loan B Lenders. By its signature below, each of the Lenders holding a portion of the Term Loan B hereby acknowledges and consents that, notwithstanding anything in the Credit Agreement to the contrary, after giving effect to the terms of this Amendment, the Borrowers will not be required to apply the proceeds of the 2003 Convertible Notes to repayment of the Term Loan B. This acknowledgement and consent will survive the execution of this Amendment and apply regardless of any date of closing of the 2003 Convertible Notes.

[Remainder of page intentionally left blank]